EXHIBIT 10.9

FIRST AMENDMENT

TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of January 1, 2021, to the Custody Agreement (the “Agreement”) dated as of August 14, 2015, is entered into by and between TEUCRIUM COMMODITY TRUST, a Delaware statutory trust (the “Trust”), TEUCRIUM TRADING, LLC, a Delaware limited liability company, the sponsor of the Funds (“Sponsor”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”)

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule set forth on Exhibit C of the Agreement, as amended from time to time;

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.	Section 13.01 of the Agreement will be replaced with the following Section 13.01.

13.01

Effective Period. The Term of the Agreement will be extended until January 1, 2024. After January 1, 2024, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

2.	Section 13.02 of the Agreement will be replaced with the following Section 13.02.

13.02

Termination. Notwithstanding Section 13.01, this Agreement may be terminated by any party upon the breach of any other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

3.	Effective, January 1, 2021, Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on the following page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

U.S. BANK, N.A.

By:_______________________________

Name: _____________________________

Title: Senior Vice President

TEUCRIUM COMMODITY TRUST

By:_______________________________

Name:_____________________________

Title:______________________________

TEUCRIUM TRADING, LLC

By:_______________________________

Name: _____________________________

Title: ______________________________

EXHIBIT A

to the Custody Agreement

Separate Series of Teucrium Commodity Trust

Name of Series
Teucrium Corn Fund Teucrium Wheat Fund Teucrium Soybean Fund Teucrium Sugar Fund Teucrium Agricultural Fund